UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 1, 2018 (September 25, 2018)

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2018, L. William Krause informed the board of directors (the “Board”) of Coherent, Inc. (“Coherent”) that, in accordance with the mandatory retirement age guideline in Coherent’s Governance Guidelines, he intended to retire from Coherent’s Board at the end of his current term and not stand for reelection at Coherent’s annual meeting of stockholders to be held in early 2019.

Effective as of September 28, 2018, Coherent’s Board increased the size of the Board by one director from eight to nine directors, and, following the recommendation of its governance and nominating committee, appointed Michael McMullen to the Board.  At this time, Coherent’s Board has not appointed Mr. McMullen to any committee of the Board.

Michael McMullen has served as Chief Executive Officer of Agilent Technologies, Inc. (“Agilent”), a global provider of application focused solutions for the entire laboratory workflow, since March 2015 and as President of Agilent since September 2014. From September 2014 to March 2015, he also served as Agilent’s Chief Operating Officer. From September 2009 to September 2014, he served as Senior Vice President, Agilent and President, Chemical Analysis Group at Agilent. From January 2002 to September 2009, he served as Agilent’s Vice President and General Manager of the Chemical Analysis Solutions Unit of the Life Sciences and Chemical Analysis Group. Prior to assuming this position, from March 1999 to December 2001, Mr. McMullen served as Country Manager for Agilent’s China, Japan and Korea Life Sciences and Chemical Analysis Group. Prior to this position, Mr. McMullen served as the Controller for the Hewlett-Packard Company and Yokogawa Electric Joint Venture from July 1996 to March 1999.  Mr. McMullen holds a bachelor’s degree in economics and business administration from the University of Delaware and an MBA from the Wharton School of Business.

In connection with his appointment to the board, Mr. McMullen was granted an award of restricted stock units with a value of approximately $225,000 (the “RSU Award”) pursuant to Coherent’s 2011 Equity Incentive Plan (the “2011 Plan”).  The RSU Award will vest in two equal annual installments on each anniversary of the grant date, in each case subject to Mr. McMullen continuing to be a service provider through each applicable vesting date.  The RSU Award is subject to the terms and conditions of the 2011 Plan and the related restricted stock unit award agreement, copies of which have been filed, respectively, as Exhibit 10.1 to Coherent’s Registration Statement on Form S-8 (File No. 333-174019) filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2011, and Exhibit 10.1 to Coherent’s Quarterly Report on Form 10-Q (File No. 001-33962) filed with the SEC on August 10, 2011, and incorporated herein in their entirety by reference.  In addition, Mr. McMullen is eligible to receive cash compensation in the form of annual cash retainers for service on Coherent’s Board and Board committees, as applicable, and additional annual equity awards at each annual stockholder meeting at which he is elected to the Board.

Mr. McMullen also executed Coherent’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.18 to Coherent’s Annual Report on Form 10-K (File No. 001-33962) filed with the SEC on December 15, 2010 and incorporated herein its entirety by reference.

There is no arrangement or understanding between Mr. McMullen and any other persons pursuant to which he was elected as a director.

On October 1, 2018, Coherent issued a press release announcing Mr. Krause’s retirement and Mr. McMullen’s appointment to Coherent’s Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated October 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: October 1, 2018
	By:	/s/ Bret DiMarco
Bret DiMarco
Executive Vice President and
General Counsel